POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED TRADE FINANCE INCOME FUND and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-2, relating to the proposed establishment of the Trust, and any amendments to the Registration Statement, including post-effective amendments, and to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	TITLE	DATE

/s/John F. Donahue	Trustee	August 12, 2010
John F. Donahue

/s/ J. Christopher Donahue
J. Christopher Donahue	President and Trustee	August 12, 2010
(Principal Executive Officer)

/s/ Richard A. Novak
Richard A. Novak	Treasurer	August 12, 2010
(Principal Financial Officer)

/s/ John T. Conroy, Jr.	Trustee	August 12, 2010
John T. Conroy, Jr.

/s/ Nicholas P. Constantakis	Trustee	August 12, 2010
Nicholas P. Constantakis

Federated Trade Finance Income Fund – Power of Attorney

/s/ John F. Cunningham	Trustee	August 12, 2010
John F. Cunningham

/s/ Maureen Lally-Green	Trustee	August 12, 2010
Maureen Lally-Green

/s/ Peter E. Madden	Trustee	August 12, 2010
Peter E. Madden

/s/ Charles F. Mansfield, Jr.	Trustee	August 12, 2010
Charles F. Mansfield, Jr.

/s/ R. James Nicholson	Trustee	August 12, 2010
R. James Nicholson

/s/ Thomas M. O’Neill	Trustee	August 12, 2010
Thomas M. O’Neill

/s/ John S. Walsh	Trustee	August 12, 2010
John S. Walsh

/s/ James F. Will	Trustee	August 12, 2010
James F. Will

/s/ Gregory P. Dulski	Assistant Secretary	August 12, 2010
Gregory P. Dulski